Exhibit 23.1        Consent of Abbott, Jordan & Koon, LLC

EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-105832 of Georgia Bancshares, Inc. on Form S-8 of our report dated February 4, 2004, relating to the consolidated financial statements and financial statement schedules of Georgia Bancshares, Inc. as of December 31, 2003 and 2002 and for each of the two years ended December 31, 2003 and 2002, appearing in this Annual Report on Form 10-KSB of Georgia Bancshares, Inc. for the year ended December 31, 2003.

/s/ Abbott, Jordan & Koon, LLC

Abbott, Jordan & Koon, LLC
Manchester, Georgia
March 23, 2004